                                                                     EXHIBIT 4.3

NEITHER THIS WARRANT NOR ANY SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR DISPOSED OF WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

No. i2 1                                                       Right to Purchase
                                                          Shares of Common Stock
                                                          of The viaLink Company

                               THE VIALINK COMPANY

                          COMMON STOCK PURCHASE WARRANT

                                                                  March 24, 2000


     The viaLink Company, a Delaware corporation (the "Company"), hereby certifies that, for value received, i2 Technologies, Inc., a Delaware corporation ("i2"), or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 p.m. (Dallas, Texas time), on March 24, 2003, up to that number of fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, $0.001 par value that shall equal 5,010. The purchase price per share of the Warrant Shares shall be equal to $83.83 (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the "Purchase Price"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

          (a) The term "Business Day" means any day except a Saturday or a Sunday or other day on which the National Market (as hereinafter defined), or any national securities exchange on which the Common Stock (as hereinafter defined) is traded or admitted for unlisted trading privileges, is closed for trading.

          (b) The term "Company" shall include The viaLink Company, and any corporation which shall succeed to, or assume the obligations of, The viaLink Company hereunder.

          (c) The term "Common Stock" includes the Company's common stock, $0.001 par value, as authorized on March 24, 2000, and/or any Other Securities into which or for which the Warrant Shares may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

          (d) The term "Fair Market Value" per share of Common Stock means:

              (1) If the Common Stock is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the National Market (the "National Market") of the National Association of Securities Dealers Automated Quotations System (the "NASDAQ"), the




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                    Fair Market Value shall be the average of the last reported sale prices of the Common Stock on such exchange or on the National Market over the five consecutive Business Days immediately preceding the date of determination or, if the last reported sale price information is not available for such days, the average of the mean of the closing bid and asked prices for such days on such exchange or on the National Market;

              (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the Fair Market Value shall be the average of the mean of the last bid and asked prices reported over the five consecutive Business Days immediately preceding the date of determination (A) by the NASDAQ or (B) if reports are unavailable under clause (A) above, by the National Quotation Bureau Incorporated; and

              (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and ask prices are not reported, the Fair Market Value shall be the price per share which the Company could obtain from a willing buyer for shares of Common Stock, as such price shall be determined by mutual agreement of the Company and the holders of rights to purchase a majority of the shares of Common Stock purchasable under all warrants then outstanding and issued (directly or indirectly) from those certain Common Stock Purchase Warrants, dated March 24, 2000, issued by the Company to [i2/Hewlett-Packard Company ("HP") and Millennium Partners, L.P. ("Millennium")], which originally granted to each of i2, HP and Millennium the right to purchase 5,010 shares of Common Stock. If such holders and the Company are unable to agree on such Fair Market Value, the Company shall select a pool of three independent and nationally-recognized investment banking firms from which such holders (by a majority vote) shall select one such firm to appraise the fair market value of the Warrant and to perform the computations involved. The determination of such investment banking firm shall be binding upon the Company and such holders in connection with any transaction occurring at the time of such determination. All expenses of such investment banking firm shall be borne by the Company. In all cases, the determination of fair market value shall be made without consideration of the lack of a liquid public market for the Common Stock and without consideration of any "control premium" or any discount for holding less than a majority or controlling interest of the outstanding Common Stock.

          (e) The term "Other Securities" refers to any stock (other than Common Stock) or other securities of the Company or any other person (corporate or otherwise) (i) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to shares of the Company's common stock, $.001 par value per share, as authorized on March 24, 2000, or (ii) which at any time shall be issuable or shall have been issued in exchange for or in replacement of shares of the Company's common stock, $.001 par value per share, as authorized on March 24, 2000, or Other Securities pursuant to
     Section 4 or otherwise.




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

          1. Exercise of Warrant.

          1.1 Full Exercise. This Warrant may be exercised at any time after the date hereof during normal business hours before its expiration in full by the holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash, by bank cashier's check payable to the order of the Company or by wire transfer, in the amount obtained by multiplying the number of shares of Common Stock and/or Other Securities for which this Warrant is then exercisable by the Purchase Price then in effect.

          1.2 Partial Exercise. This Warrant may be exercised at any time during normal business hours after the date hereof before its expiration in part by surrender of this Warrant and payment of the Purchase Price then in effect in the manner and at the place provided in subsection 1.1, except that the amount payable by the holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock and/or Other Securities designated by the holder in the subscription at the end hereof by (b) the Purchase Price then in effect. On any such partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, filling in the aggregate on the face or faces thereof the number of shares of Common Stock and/or Other Securities for which such Warrant or Warrants may still be exercised.

          1.3 Company Acknowledgment. The Company will, at the time of any exercise of this Warrant, upon the written request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the holder shall fail to make any such written request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

          1.4 Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the holder of this Warrant pursuant to subsection 4.2, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant hereto and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this
Section 1.




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          1.5 Net Issue.

              (a) Election. The holder hereof may elect to receive, without the payment by the holder of any additional consideration, Warrant Shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice attached hereto, duly executed, at the office of the Company. Thereupon, the Company shall issue to the holder hereof such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                    X = Y(A-B)
                                        ------
                                          A

       where X = the number of shares to be issued to the holder hereof pursuant to this Section 1.5.

       Y = the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 1.5.

       A = the Fair Market Value of one share of Common Stock as of the time the net issue election is made pursuant to this Section 1.5.

       B = the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 1.5.

          2. Delivery of Stock Certificates, Etc. on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or, to the extent not constituting Common Stock, Other Securities) to which such holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current Fair Market Value of one full share, together with any other property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 1 or otherwise.

          3. Adjustment for Dividends in Other Stock, Property, etc.; Reclassification, etc. In case at any time or from time to time, the holders of Common Stock (or, to the extent not constituting Common Stock, Other Securities) in their capacity as such shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor,

          (f) other or additional stock or other securities or property (other than cash) by way of dividend, or

          (g) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or




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          (h) other or additional stock or other securities or property
     (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement,

other than additional shares of capital stock issued as a stock dividend or in a stock split (adjustments in respect of which are provided for in Section 5), then and in each such case the holder of this Warrant, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) determined by multiplying (i) the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section) which such holder would hold on the date of such exercise, if on the record date with respect to or the date of the issuance of the stock, securities, property and cash referred to in subdivisions (a), (b) or (c) of this Section 3, as applicable, it had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by Section 4 and Section 5 by (ii) the percentage of this Warrant then being exercised.

          4. Adjustment for Reorganization, Consolidation, Merger, etc.

          4.1 Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, reclassification or recapitalization (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, reclassification, recapitalization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or, to the extent not constituting Common Stock, Other Securities) issuable on such exercise prior to such consummation or such effective date, the amount of stock and other securities and property (including cash) determined by multiplying (i) the amount of the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such event, as the case may be, if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 3 and 5 by (ii) the percentage of this Warrant then being exercised.

          4.2 Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the Other Securities and property (including cash, where applicable) receivable by the holders of this Warrant after the effective date of such dissolution pursuant to this Section 4 to a bank or trust company having its principal office in Dallas, Texas, as trustee for the holder of this Warrant.

          4.3 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 4, this Warrant shall continue in full force and effect, subject to expiration in accordance with Section 17 hereof, and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such Other




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Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 6.

          5. Anti-Dilution Adjustments.

          5.1 General. The Purchase Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Purchase Price, the holder of this Warrant shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

          5.2 Purchase Price Adjustments.

              (a) If and whenever after the date hereof the Company shall issue or sell any shares of its capital stock (except as set forth below in subparagraph 5.2(b)), for a consideration per share less than the Purchase Price in effect immediately prior to the time of such issue or sale, the Purchase Price shall be reduced to the price (calculated to the nearest $0.01) obtained by dividing (i) an amount equal to the sum of (A) the number of shares of capital stock outstanding, or deemed to be outstanding, immediately prior to such issue or sale multiplied by the Purchase Price prevailing immediately prior to such issue or sale plus
       (B) the consideration, if any, received by the Company upon such issue or sale, by (ii) the total number of shares of capital stock outstanding, or deemed to be outstanding, immediately after such issue or sale. Notwithstanding the foregoing, no adjustment of the Purchase Price shall be made in an amount less than $0.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $0.01 per share or more.

              (b) The following issuance of the Company's securities shall not result in an adjustment in the Purchase Price: (i) stock issued pursuant to a bona fide, public offering of shares of Common Stock, registered under the Securities Act, pursuant to a registration statement; (ii) stock issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date hereof; (iii) stock issued pursuant to or in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; (iv) stock issued upon the exercise of any warrants issued as of the date hereof (which do not have as their purpose an equity financing element) approved by the Board; (v) stock issued upon the exercise of one or more of the Warrants; or (vi) stock issued pursuant to options, warrants, rights or similar commitments obligating the Company to issue shares of its capital stock which are in existence as of the date hereof.

          5.3 Option Grants. Except as precluded in subsection 5.2(b), in the event that at any time after March 22, 2000 the Company shall in any manner grant (directly, by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, capital stock or any securities convertible into or exchangeable for its capital stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which capital stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the



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

granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of any such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total number of shares of capital stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Purchase Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of capital stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall (as of the date of granting such Options) be deemed to be outstanding and to have been issued for such price per share. Except as otherwise provided in subsection 5.5, no further adjustment of the Purchase Price shall be made upon the actual issue of such capital stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such capital stock upon conversion or exchange of such Convertible Securities.

          5.4 Convertible Security Grants. Except as precluded in subsection 5.2(b), in the event that the Company shall in any manner issue (directly, by assumption in a merger or otherwise) or sell any Convertible Securities (other than pursuant to the exercise of Options to purchase such Convertible Securities covered by subsection 5.3), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which capital stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of capital stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Purchase Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of capital stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that, except as otherwise provided in subsection 5.5, no further adjustment of the Purchase Price shall be made upon the actual issue of such capital stock upon conversion or exchange of such Convertible Securities.

          5.5 Effect of Alteration to Option or Convertible Security Terms. In connection with any change in, or the expiration or termination of, the purchase rights under any Option or the conversion or exchange rights under any Convertible Securities, the following provisions shall apply:

          (a) If the purchase price provided for in any Option referred to in subsection 5.3, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsection 5.3 or 5.4, or the rate at which any Convertible Securities referred to in subsection 5.3 or 5.4 are convertible into or exchangeable for capital stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), then the Purchase Price in effect at the time of such change shall forthwith be increased or decreased to the Purchase Price which would be in effect immediately after such change had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

          (b) On the partial or complete expiration of any Options or termination of any right to convert or exchange Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be increased or decreased to the Purchase Price which would be in effect at the time of




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     such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

          5.6 Dividends of Capital Stock, Options or Convertible Securities. In the event that the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in capital stock, Options or Convertible Securities, then any capital stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration unless such dividend or distribution is subject to Section 3 hereof.

          5.7 Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold by the Company, or shall become subject to issue upon the conversion or exchange of any stock (or Other Securities) of the Company (or any other issuer of Other Securities or any other person referred to in Section
4) or to subscription, purchase or other acquisition pursuant to any rights or options granted by the Company (or such other issuer or person), for a consideration per share such as to dilute the purchase rights evidenced by this Warrant, the computations, adjustments and readjustments provided for in this
Section 5 with respect to the Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable on the exercise of this Warrant, so as to protect the holders of this Warrant against the effect of such dilution.

          5.8 Stock Splits and Reverse Splits. In the event that the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in the event that the outstanding shares of Common Stock shall at any time be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced. Except as provided in this subsection 5.8, no adjustment in the Purchase Price and no change in the number of Warrant Shares purchasable shall be made under this Section 5 as a result of or by reason of any such subdivision or combination.

          5.9 Determination of Consideration Received. For purposes of this
Section 5, the amount of consideration received by the Company in connection with the issuance or sale of capital stock, Options or Convertible Securities shall be determined in accordance with the following:

          (a) In the event that shares of capital stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount payable to the Company therefor, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.

          (b) In the event that any shares of capital stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash payable to the Company shall be deemed to be the fair value of such consideration as reasonably determined by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.

          In the event that any shares of capital stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the




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     amount of consideration therefor shall be deemed to be the fair value as reasonably determined by the Board of Directors of the Company of such portion of the assets and business of the non-surviving corporation as such Board shall determine to be attributable to such capital stock, Options or Convertible Securities, as the case may be.

          In the event that any capital stock, Options and/or Convertible Securities shall be issued in connection with the issue and sale of other securities or property of the Company, together comprising one integral transaction in which no specific consideration is allocated to such capital stock, Options or Convertible Securities by the parties thereto, such capital stock, Options and/or Convertible Securities shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company.

          5.10 Record Date as Date of Issue or Sale. In the event that at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in capital stock, Options or Convertible Securities, or (ii) to subscribe for or purchase capital stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of capital stock, Options or Convertible Securities deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be; provided, nothing contained herein will be deemed to require the Company to issue or deliver such capital stock, Options or Convertible Securities until the capital stock, Options or Convertible Securities which are the subject of any such dividend, distribution or subscription right are issued or delivered to the holders of Common Stock.

          5.11 Treasury Stock. The number of shares of capital stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares (other than their cancellation without reissuance) shall be considered an issue or sale of capital stock for the purposes of this Section 5.

          5.12 Certain Issues of Capital Stock Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the Purchase Price in the case of the issuance from time to time after the date hereof of shares of capital stock reserved by the Company for the grant and exercise of (a) options to purchase capital stock or (b) rights under the Company's current employee stock purchase plan, in each case, granted to directors, officers, employees, or consultants of the Company pursuant to arrangements, plans or contracts approved by the Board of Directors of the Company.

          6. No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value or stated value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of this Warrant, and (c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into




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the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and become bound by all the terms of this Warrant.

          7. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of this Warrant, the Company at its expense will promptly cause its chief financial officer to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of capital stock (or, to the extent not constituting Common Stock, Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of each class or series of capital stock outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock (and, to the extent not constituting Common Stock, Other Securities) to be received upon exercise of this Warrant, in effect immediately prior to such issue or sale and as adjusted and readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the holder of this Warrant, and will, on the written request at any time of the holder of this Warrant, furnish to such holder a like certificate setting forth the Purchase Price at the time in effect and showing how it was calculated.

          8. Registration Rights. The holder(s) of this Warrant and any other Warrants issued pursuant to the terms hereof from time to time shall be entitled
(i) with respect to i2, to the registration rights in respect thereof as provided in the Registration Rights Agreement between the Company and i2, dated October 12, 1999, as amended on March 22, 2000, in accordance with the terms thereof, (ii) with respect to HP, to the registration rights in respect thereof as provided in the Shareholder Agreement between the Company and HP, dated February 4, 1999, as amended on March 22, 2000, in accordance with the terms thereof, and (iii) with respect to Millennium, to the registration rights in respect thereof as provided in the Registration Rights Agreement between the Company and Millennium, dated March 22, 2000, in accordance with the terms thereof. Any holder not a party to either of the two agreements described in this Section 8 shall not be entitled to registration rights.

          9. Notices of Record Date, etc. In the event of:

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to each holder of a Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or, to the extent not constituting Common Stock, Other Securities) shall be entitled to exchange their shares of Common Stock (or, to the extent not constituting Common

Stock, Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least ten Business Days prior to the date specified in such notice on which any such action is to be taken.

          10. Reservation of Stock, etc. Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock (or, to the extent not constituting Common Stock, Other Securities) from time to time issuable upon the exercise of this Warrant.

          11. Exchange of Warrants. On surrender for exchange of this Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, filling in the aggregate on the face or faces thereof the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered; provided, however, that in no event will the Company be obligated to recognize or permit any transfer of this Warrant that would result in the assignor or any assignee receiving a Warrant exercisable with respect to 25,000 or fewer shares of Common Stock.

          12. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

          13. Remedies. [Deleted.]

          14. Negotiability, etc. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees, subject to the limitation on transfer set forth in Section 11:

          (a) title to this Warrant may be transferred by endorsement (by the holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery; and

          (b) any person in possession of this Warrant properly endorsed for transfer to such person (including endorsed in blank) is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby. Nothing in this paragraph (b) shall create any liability on the part of the Company beyond any liability or responsibility it has under law.

          15. Notices, etc. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

          16. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal substantive laws of the State of Texas, without regard to the conflicts of law principles thereof and, to the maximum extent practicable, will be deemed to call for performance in Dallas County, Texas. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

          17. Expiration. The right to exercise this Warrant shall expire at 5:00 p.m. (Dallas, Texas time), March 24, 2003.

          18. Warrant Holders Not Deemed Shareholders. No holder of this Warrant shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock or, to the extent not constituting Common Stock, Other Securities that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such holder shall have exercised this Warrant and been issued Common Stock or, to the extent not constituting Common Stock, Other Securities in accordance with the provisions hereof.

     IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                               THE VIALINK COMPANY


                               By: /s/ J. Andrew Kerner
                                   --------------------------------------------
                                   Name: J. Andrew Kerner
                                   Title: Chief Financial Officer



                          [SIGNATURE PAGE TO WARRANT]

                              FORM OF SUBSCRIPTION
                   (To be signed only on exercise of Warrant)

THE VIALINK COMPANY

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, ___________ shares (the "Shares") of Common Stock of The viaLink Company and herewith makes payment of $________ therefor, and requests that the certificate for such Shares be issued in the name of, and delivered to ___________________, federal taxpayer identification number _______________, whose address is _________________.

     In connection with the exercise of this Warrant, the undersigned represents and warrants as follows:

          (a) The undersigned is purchasing the Shares for the account of the undersigned and not as a nominee or agent, and the undersigned has no present intention of granting any participation in the same, and does not have any contract, undertaking, agreement or arrangement with any person to grant participation to such person or to any third person, with respect to any of such Shares;.

          (b) The undersigned has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares. The undersigned has had an opportunity to ask questions of and receive answers from the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to undersigned or to which the Company has access.

          (c) The undersigned understands that the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act") only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with Securities and Exchange Commission ("SEC") Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

          (d) The undersigned is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

          (e) The undersigned agrees not to offer, sell, exchange, transfer, pledge or otherwise dispose of any of the Shares unless at that time either:

              (1) such transaction is permitted pursuant to the provisions of Rule 144 under the Securities Act or another exemption from registration under the Securities Act and all applicable state securities laws;

              (2) a registration statement under the Securities Act and all applicable state securities laws covering such securities proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, is filed with the SEC and all applicable state securities law agencies and made effective under the Securities Act and all applicable state securities laws; or

              (3) an authorized representative of the SEC and all applicable state securities agencies shall have rendered written advice to undersigned (with a copy thereof and of all other related communications delivered to the Company) to the effect that the SEC and/or such state securities agencies will take no action, or that the staff of the SEC and/or such state securities agencies will recommend that the SEC and such state securities agencies, as applicable, take no action, with respect to the proposed offer, sale, exchange, transfer, pledge or other disposition if consummated.

          (f) All certificates representing the Shares and any certificates subsequently issued with respect thereto or in substitution therefor shall bear a legend that such securities may only be sold or disposed of in accordance with (i) the provisions of the Securities Act, the rules and regulations thereunder and any applicable state securities laws, (ii) pursuant to an effective registration statement or (iii) pursuant to an exemption from the registration/qualification requirements of the Securities Act and any applicable state securities laws. The Company, at its reasonable discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the Shares but not as to the certificates for any part of such Shares as to which said legend is no longer required.


Dated:________              ____________________________________________________
                            (Signature must conform to name of holder as specified on the face of the Warrant)

                            ____________________________________________________
                            (Address)

Signed in the presence of:

---------------------

                         ---------------------------

                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)

     For value received, the undersigned hereby sells, assigns, and transfers unto ____________________________, federal taxpayer identification number ___________, whose address is ____________________________________, the right represented by the within Warrant to purchase ___________ shares of Common Stock of The viaLink Company to which the within Warrant relates, and appoints ___________________ Attorney to transfer such right on the books of The viaLink Company with full power of substitution in the premises.


Dated:_________________       __________________________________________________
                              (Signature must conform to name of holder as specified on the face of the Warrant)

                              __________________________________________________
                              (Address)

Signed in the presence of:

-----------------------

                            NET ISSUE ELECTION NOTICE


TO: THE VIALINK COMPANY                         Date:___________________________



    The undersigned hereby elects under Section 1.5 of the Warrant to surrender the right to purchase _______ shares of Common Stock pursuant to this Warrant. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of:



          ------------------------------------------------------------

          ------------------------------------------------------------
          (Please Print Name, Address and Taxpayer Identification No.)

                                   ----------


Name of holder of this Warrant or Assignee:
                                           -------------------------------

                                                (Please Print)

Address:

        ---------------

Signature:

Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular without alteration or enlargement or any change whatever unless this Warrant has been assigned.